EXHIBIT 99.1

SB Financial Group
Fourth Quarter and Year-End 2016
January 20, 2017 at 11:00 a.m. Eastern

CORPORATE PARTICIPANTS Melissa Martin Mark Klein – Chairman, President and CEO Tony Cosentino – Chief Financial Officer

PRESENTATION

Operator

Good morning and welcome to the SB Financial Group Fourth Quarter 2016 Conference call and webcast. I would like to inform you that this conference call is being recorded and that all participants are in a listen-only mode. We will begin with remarks by management and then open the conference up to the investment community for questions and answers.

I will now turn the conference over to Melissa Martin with SB Financial. Please go ahead, Melissa.

Melissa Martin

Good morning, everyone. I would like to remind you that this call is being broadcast live over the internet and will also be archived and available on our website at www.yoursbfinancial.com under Investor Relations. Joining me today are Mark Klein, Chairman, President and CEO, Tony Cosentino, Chief Financial Officer and John Gathman, Senior Lending Officer.

Before I turn the call over to Mr. Klein, let me add that this call may contain certain forward-looking statements regarding SB Financial Group’s financial performance, anticipated plans, operational results and objectives. Forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied on our call today.

We have identified a number of different factors within the forward-looking statements at the end of our earnings release and you are encouraged to review those factors. SB Financial Group undertakes no obligation to update any forward looking statement except as required by law after the date of this call. In addition to the financial results presented in accordance with GAAP, this call with also contain certain non-GAAP financial measures.

I will now turn the call over to Mr. Klein.

Mark Klein

Thank you, Melissa, and good morning, everyone. Great to have you all with us. Welcome to our fourth quarter and final earnings webcast for 2016. As with prior quarters, more details on our quarterly and full-year performance are available on our earnings release we filed yesterday. After some general comments about our quarter and annual performance, Tony Cosentino, our CFO, will certainly provide some underlying detail on our performance metrics and then I’ll close with some comments and perspective on 2017.

Highlights for the quarter, GAAP net income was $2.3 million, a 24% improvement over the prior year, with a return on average assets of 1.14% for the quarter and 1.1% for the entire year. Net income available to common shares for the quarter was $2.07 million or $0.37 per share, representing a 27.6% improvement over the prior-year quarter. For the year, earnings available to common shares was $7.8 million or $1.38 per share, representing a 16% improvement or $0.19 more than the prior year of $1.19. This year was the strongest performance for SBFG in 13 years.

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Our loan balances expanded by $25 million for the quarter of 4% from the prior year and over $86 million for the year, an improvement of over 15%. Top line revenue for the quarter expanded approximately 1% from the linked quarter and by 21.5% over the prior-year quarter. For the year, our total revenue grew by over $4.7 million or 12%. Organic balance sheet growth and a stable net interest margin and robust noninterest income delivered the improvement.

Expenses for the year were up by 11.8%. Our pace of positive operative leverage slowed this year as strategic business line and geographical expansions accelerated. Wealth management revenue increased to $657,000 or 1.86% from the year ago quarter. Total revenue increased slightly for the year.

Mortgage origination volume for the quarter was $83 million, a decline of approximately $34 million or 29% from the linked quarter but a $16 million improvement over the prior-year quarter or 24%. For the year, our volume of $383 million represented a significant increase of over $60 million or approximately 19% improvement over the prior year and 74% over 2014. 85% of our originations were new money to State Bank that included now, this year, a record 2,068 closed loans. Our ability to take market share was reflected in our portfolio growth to now just at $900 million or over 16% growth over the prior year.

Asset quality metrics continued to reflect those of similar high performing peer banks. We witnessed improvement in non-performing assets, charge-offs, classified loan delinquency and our resulting allowance. And we continued to leverage our lending strength into the SBA arena with a designated business development officer in the Columbus market.

Our results reflect our strong commitment to those five key strategic initiatives we’ve spoken about over the last number of quarters. These continue to be diversifying that revenue stream, strengthening of the penetration of our presence in each of our markets, expanding the product service utilization in new and existing markets, delivering those operational excellence gains and sustaining that hard fought asset quality.

And now, a bit of detail on each of those. Revenue diversity remained a strength of our company as we continued to leverage our fee-based business lines to drive performance in our wealth management division, residential real estate lending, SBA lending and deposit service fees. Strong performance in these business lines produced a 38% improvement over the linked quarter and a 14% expansion over the prior year. This diversity has worked quite well in this protracted, compressed rate environment and will continue to complement our net earnings margin as the yield curve flattens and then begins to steepen a bit as GDP expands.

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Our residential real estate expertise continued to drive our top decile financial performance. For the quarter, our net interest banking revenue, net mortgage banking revenue grew by over 22% and over 89% for the year ago quarter with the recapture of the prior quarter’s servicing portfolio impairment that Tony will touch on shortly.

Quarterly and full year performance drove our year-over-year revenue expansion by over 23% to $9 million and brought our total, as I mentioned, to $383 million. This success was driven by each of our three regions. Columbus claimed $222 million, or 58% of that value. West Central Ohio, Northeast Indiana and Southern Michigan, $62 million or 16% and finally Northwest Ohio, $99 million or 26%. Our traditional full service locations and our six complementary loan production offices throughout the region delivered this record volume. Additional mortgage loan originators and existing and new markets will ensure this business line contribution continues to remain relevant, both in net revenue as well as household growth.

Commercial-based loan sale gains including agriculture and small business made meaningful contributions again to our performance. This year we generated over $835,000 in loan sale gains and, when coupled with the servicing portfolio revenue of $143,000, drove efficiency improvement and revenue diversification. When we can best serve our clients’ needs first with appropriate credit enhancements to constrain risk while also benefitting the company, all parties win.

Managing and growing our clients’ wealth management assets remain a core business line. Total assets under our care increased this year to $378 million or 7% growth. Due to the majority of the growth coming to us in the brokerage arena, total revenue growth was modest. Total cost reductions for the year allowed divisional net income to increase 14% over the prior year. Under the direction of our new wealth management leader, Chris Jakyma, we are well positioned to leverage our resources and capabilities into new and existing markets. Lastly, deposit fees this past year were flat. Each of the above business lines made meaningful contributions to our market-leading noninterest income to total revenue ratio for the quarter and the year of 44% and 41%, respectively.

Our second initiative remains to expand our market share by increasing our presence in newer growing markets. Our newer full-service office in Findlay continues to provide organic balance sheet growth. This past year, loan balances grew to $18 million, or an increase of over $14 million. Deposits followed suit and grew to over $8 million for a $6 million expansion. As we originally concluded upon our entrance into this growing vibrant market, with the right people delivering the right products and services to our target market, we would drive franchise growth and expand market share. The team of professionals we have assembled with local roots and product-specific knowledge is delivering on those commitments.

After five quarters of operation of our new full-service facility in Dublin, Ohio, we have witnessed the development of a sound expansion strategy. As of year-end, balances stood at $157.5 million, representing incremental loan growth of nearly $27 million, or 20% growth. Deposits in this newer location grew to over $26 million, representing an increase of over $12 million, or 96% growth. We continue to leverage our mortgage expertise into multiple service clients, which is represented in this market now by over 2,900 households. With our six business lines represented in this growing market, we expect these growth trends to continue.

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Late in 2015, we announced our expansion into the Northwest Ohio college town of Bowling Green. Due to constraints on our purchase contract, we anticipated the opening of that facility late 2016. While we have begun our business development efforts, with our experienced leader, Mark Cassin, to guide our entrance, we continue to eagerly await the necessary regulatory approvals to launch that formal opening. As a result, we now expect to open our 20th full-service location the first part of 2017.

The third initiative is our strategy to expand product service utilization by both new and existing clients. Our goal is to grow not only into households in newer markets but to deepen relationships in existing ones as well. Our focus this past year enabled us to grow our number of products by over 2,100, or 4%, to over 55,800 and our number of services by over 1,550, or nearly 7%. As a result, our number of households served grew to over 27,300, or by nearly 1,300 households for a 5% expansion. More households with more products and services delivers scale, drives our efficiency lower, and denotes the resulting performance improvement.

Delivering organic balance sheet growth in new and existing households remains one of the best strategies leading to building stockholder value. It demands a deployment of a knowledgeable and engaged staff. As such, we engage our clients in meaningful conversation to proactively identify 100% of the clients' needs. In other words, embracing a holistic approach to client care.

Once we understand our clients' financial needs and goals, we integrate the appropriate business line expertise into the conversation in order to identify just the right solution. As a result of our move from performing transactions to rather interactions this past year, our staff, including our Advisory Board and Corporate Board members, made over 2,400 referrals that lead to 1,140 solutions, representing over $103 million in new business to SB Financial.

Operational excellence is our fourth key theme required for us to deliver on our performance improvement commitment. A testament to our service levels lies in our ability to grow our franchise. This past year we expanded our mortgage-servicing portfolio to over 6,400 loans, or an increase of 782 loans, or 14%. Likewise, sold loan portfolio balance expanded by $127 million to the approximate $900 million I just mentioned, or an increase of over 16%.

A key ingredient in sustaining any growing franchise is its ability to assemble and engage servicing staff. At SB Financial we focus not only on the business development efforts required to deliver organic growth, but just as importantly, the servicing and client engagement after the sale. To reinforce our corporate-wide commitment to the client, we recently modified our value proposition to become and remain their financial services partner by specifically adding the words “for life.” It is our expectation that once we develop a relationship with a client, we will remain their partner for a lifetime.

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Our fifth and final strategic initiative is sustaining our asset quality. This past year we grew our loan book by over $82 million, or 15%, while improving nearly every one of our asset quality performance metrics. Conscious prospecting, prudent underwriting and a detailed plan of review drove our top-quartile performance. Consider our results, nonperforming assets improved by over $3 million to 0.65%, total loan past due 0.34%, down from the prior year end of 1.09%, net charge-offs for the year declined to $15,000 and were down 98% and allowance to nonperforming loans improved to 179%, or 108% improvement.

Now, Tony Cosentino will give us a little more detail on the quarterly performance as well as the annual results. Tony?

Tony Cosentino

Thanks, Mark. Good morning, everyone. As Mark just mentioned, for the quarter we had net income of $2.3 million, or $0.37 per diluted earnings per share. Net EPS of $0.37 was up $0.08, or 28%, from the prior year but down just slightly $0.03, or 8%, from the link quarter. For 2016, our diluted EPS of $1.38 is up 16% for the prior year.

Let's look at highlights in the current quarter. Total operating revenue was up 21.5% from the prior year and up 0.8% from the linked quarter. Loan growth was up $87 million for the prior year, or 15.6%, which included growth in the fourth quarter of $25.1 million. We delivered loan sale gains of $2.1 million from mortgage, small business and agriculture, which is up 42% from the prior year. Finally, we moved our remaining large commercial real estate nonperforming loan to OREO, which reduced nonperforming loans by $1.1 million.

If we break down the income statement a bit further, let's begin with margin. Net interest income was up from the prior year by 11.2% and flat to the linked quarter. End-of-period loan balances, as we said, were up $86.8 million, an increase of 15.6%, and were up $25.1 million, or 16.2% annualized, from the linked quarter. Our quarterly loan growth was very consistent and very strong in 2016. We added $19.5 million, $27.6 million, $14.6 million, and $25.1 million in each of the quarters, respectively. Our average loan yield of 4.47% increased by three basis points from the prior year and overall earning asset yield was flat to the prior year.

On the funding side, we continue to experience an increase in the cost of our interest bearing liabilities, coming in at 58 basis points for the quarter, up nine basis points from the prior year. Our need for retail funding to facilitate our loan growth is driving deposit costs higher. Net interest margin at 3.69% was down seven basis points from the prior year and was down from the linked quarter due to the nonperforming interest recapture we spoke of last quarter. Total interest expense costs rose by nearly 34% from the prior year, with the variance tied almost exclusively to the increased volume.

Loan activity obviously had a major impact on margin income from the prior year, with total loan interest income of $7.1 million, up 16% from the prior year. Clearly, $87 million of increased loan balances, which was the net result of $249 million in loan production over the last four quarters, is a key driver. We remain pleased that pricing has not been compromised, with our average loan yield up three basis points for the current quarter versus the prior year and up one basis point on a year-to-date basis.

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Total noninterest income of $5.1 million was up 38% from the prior year and up 2% from the linked quarter. Fee income as a percentage of total revenue was nearly 44%, driven by the recapture of our mortgage servicing rights and this $1.2 million of servicing rights realized this quarter brought the net impact for 2016 to effectively zero. Mortgage originations were $83 million and $383 million for the quarter and year, respectively. This quarter's new purchase volume was 70% and for the full year was 85%. Total gains on sale came in at $2 million, which was nearly 2.5% on our sold volume of $82 million. The servicing portfolio, now at $900 million, provided revenue for the quarter of $552,000 and that portfolio has increased by $127 million, or 16.5% from the prior year, on total sold volume for that period of $337 million.

Clearly, the market value of our mortgage servicing rights increased significantly this quarter. The calculated fair value of 94 basis points was up 1 basis point from the prior year but up 15 basis points from the linked quarter and resulted in the recapture of a $1.2 million impairment. For the year, the impairment positively impacted our mortgage business by only $68,000. At December 31, 2016, our mortgage servicing rights were $8.4 million, which was up 18% from the fourth quarter of 2015 and up 22% from the linked quarter. We still have some temporary impairment remaining of just $228,000.

The $1.8 million in other fee income we realized this quarter was down from the prior year by 8%. We had several SBA loan sales that were impacted by year-end timing which we'll sell in the first quarter of 2017. Still, non-mortgage loan sale gains were nearly $1 million for the second year in a row and are a key part of our strategy. Service charges to our customers were flat for 2016 on the deposit side and the gains we have realized with our customer base using debit cards with the resulting interchange in revenue has been offset by decreasing overdraft income.

Now as we turn to expenses, operating expenses this quarter of $7.9 million were up $1 million, or 14.9%, from the prior year but, compared to the linked quarter, expenses were down $100,000, or 0.9%. Total headcount for the Company is up 13 since the prior year, reflecting staffing levels in our two new locations in addition to added resources in compliance, loan review and mortgage administration. These higher staffing levels, in addition to merit adjustments and incentive costs, make up the bulk of our year-over-year total expense increase.

For the year, total operating expense was up 11.8%, slightly less than the 12% revenue growth we experienced. Our efficiency ratio of 66.7% for the quarter declined slightly from the prior-year quarter and for the year, our efficiency was basically flat at 68% but is down significantly from the 75% level we had in 2014. Expansion in higher marginal revenue fee-based business lines, coupled with organic balance sheet growth, provided that improvement.

Now as we turn to the balance sheet, loans outstanding at 12/31/16 stood at $644 million, 79% of the total assets of the company. We had growth of $87 million for the prior year and $25 million in this quarter. These growth levels were 15.6% and 16.2% annualized, respectively. Compared to the prior year, loan growth was widespread. Commercial real estate lead the way with $41.9 million, followed by C&I of $22.5 (million) and residential real estate of $11.6 (million).

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On the deposit side, we are also up from the prior year by $86.6 million, a 14.8% growth rate and up from the linked quarter by $11 million. Due to the strength of our loan pipeline, we continue to be more aggressive on deposit pricing and marketing in order to meet our funding needs. Matching our loan growth for the last 12 months with lower cost retail funding was a key accomplishment.

The balance sheet continues to be an asset-sensitive position, with the trend line over the last five quarters becoming more asset sensitive. We feel this strategy is prudent and we have maintained short-term cash flow and flexibility. With this structure, we are prepared to move resources into higher yielding products and to take advantage of potential rate increases. As we look at capital, we finished the quarter at $86.5 million, up $5.3 million, or 6.5%, from 12/31/15. Compared to linked quarter, total equity was flat, reflecting the reduction in other comprehensive income on our bond portfolio. The equity-to-asset ratio of 10.6% was down from the prior year, which reflects the growth in our company.

We announced a share repurchase late in the second quarter and thus far, we have reduced our share count under that program by 87,000. We will continue to buy in the coming quarters in line with our approved buyback level. These acquired shares will provide the treasury supply to meet the needs of our compensation programs in the near term without issuing new shares at a future higher price.

Regarding asset quality, total nonperforming assets now stand at $5.3 million, or 0.65% of total assets, 81% of which are in nonperforming loans and 19%, or $1 million, in OREO properties. This total level of nonperforming assets is down $3.1 million from the prior year but is up from the linked quarter. This quarter reflects the transfer of our remaining large commercial real estate credit into OREO. We are confident the credit will be resolved in line with our current valuation.

Also included in our nonperforming asset total is $1.6 million in accruing restructured credits. These restructured loans, which are nearly all maturity extensions, elevate our nonperforming level by 20 basis points. Absent these restructuring credits, total nonperforming asset ratio would be just 45 basis points.

We took provision expense in the quarter of $500,000, which is up from the $200,000 in the fourth quarter of 2015. We did have net loan losses in the quarter of $95,000. However, for the year, net charge-offs were just $15,000. The absolute level of loan loss allowance is up from the prior year by 10.5% and due to loan growth, the allowance to total loans percentage has declined from 1.25% a year ago to 1.2% currently. This allowance level still places us at the median of our peer group, which bodes well given our top-quartile peer NPA ratio. As a result of the reduction in nonperforming loans this quarter, we now have NPL coverage of 179%, which is nearly 2.7 times the prior year.

By nearly every measure, loan volume, earnings and asset quality, 2016 was a record year for our company. We ended the year with a combined total market capitalization over $100 million, which is up $28 million, or 38%, and total assets under our care are now $2.1, billion which is up 13% from year-end 2015.

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I'll now turn the call back over to Mark.

Mark Klein

Thank you, Tony, nice job. Overall, it was a great quarter that contributed to another excellent year for our company. As Tony mentioned, we delivered double-digit growth in earnings, loan portfolio expansion, record levels of residential real estate volume, franchise-high SBA loan sale gains and market-leading asset quality. Each lead to the achievement of a key component of our vision of higher performance. In other words, an ROA at or above the 90th percentile of peer banks. In fact, our successes this year catapulted our company to the 92nd percentile as measured by the ROAA of the third quarter as of 2016, or to a ranking of 6 out of 65 publicly-traded bank peer group.

With this high performance recognized by investors, through a 46% total shareholder return to our common stockholders and an improvement in total market capitalization to over $100 million, we are well positioned to leverage our stronger currency to achieve our strategic goal of over $1 billion in total assets in 2017. Coupled with our surge in financial performances is an economy that appears to be gaining strength. With prospects of less regulatory constraints on community banking and a more favorable business client, we are positioned to become the benefactor. Unemployment is at a post-recession low at approximately 4.7%. GDP is nearing the longer-term Federal Reserve Bank goal of at least 2% and yet core inflation remains low at the 2% threshold. Each of these points to an accommodating monetary policy that will, in theory, lead to even greater economic activity, albeit with a bit flatter yield curve and one that has the potential to provide us greater margin revenue and an improved bottom line.

While we have clearly begun to pierce the levels of performance metrics that are characteristic of market leaders, we continue to embrace an attitude of persistent dissatisfaction we discussed in prior quarters, pleased with our performance yet certainly not content. Our organic balance sheet growth, financial performance and resulting momentum going into 2017 position us quite well to meet and balance the needs of each of our key stakeholders. With the detailed corporate strategic plan in place, supported by six individual business line strategic plans, all driven from the top, prospects to leverage the benefits of an expanding economy improve.

We thank you for your confidence and support the past year and, of course, we look forward to the opportunity to continue to deliver to you, our stockholders, value.

Now I'll turn the call back to Melissa for questions. Melissa?

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QUESTIONS AND ANSWERS

Melissa Martin

Thank you, Mark. Operator, we are now ready for our first question.

Operator

We will now begin the question and answer session. To ask a question you may press star then one on your touchtone phone. If you are using a speakerphone, please pick up your handset before pressing the keys. If at any time your question has been addressed and you would like to withdraw your question please press star then two. At this time, we will pause momentarily to assemble our roster.

Melissa Martin

While we're waiting for questions to assemble, I would like to remind you that today's call will be accessible on our website at www.yoursbfinancial.com under Investor Relations.

Operator

Again, if you have a question please press star then one.

CONCLUSION

Melissa Martin

Seeing that there are no additional questions at this time, I'll now turn the call back over to Mark Klein.

Mark Klein

Thank you, Melissa. Thank you Tony, thank you, John, for a great year. Thank you all for joining us for our final webcast of 2016 and, of course, we certainly look forward to chatting with you all again in April for our first quarter of 2017 earnings. Thank you. Goodbye. Have a great 2017.

Operator

The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

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